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                                                                     EXHIBIT 2.7

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement"), is made and entered into as of this 26th day of December, 2001, pursuant to Sections 33-815 and 33-818 of the Connecticut Business Corporation Act, by and between Atrium Door and Window Company of the Northeast, a Connecticut corporation (the "Surviving Corporation"), and Atrium Door and Window Company of New England, Inc., a Connecticut corporation (the "Non-Surviving Corporation").

                                   WITNESSETH:

         WHEREAS, the Surviving Corporation and the Non-Surviving Corporation (individually sometimes called a "Constituent Corporation", and together the "Constituent Corporations") desire that the Non-Surviving Corporation, a wholly owned subsidiary of the Surviving Corporation, merge with and into the Surviving Corporation (such transaction hereinafter referred to as the "Merger");

         WHEREAS, the Surviving Corporation was incorporated in Connecticut on October 17, 1958 and is authorized to issue 150 shares of common stock, no par value (the "Surviving Corporation Common Stock"), of which 150 shares are issued and outstanding as of the date of this Agreement. The Surviving Corporation has no options or warrants outstanding as of the date of this Agreement; and

         WHEREAS, the Non-Surviving Corporation was incorporated in Connecticut on November 30, 1998 and is authorized to issue 5,000 shares of common stock, no par value ("Non-Surviving Corporation Common Stock"), of which 800 shares are issued and outstanding as of the date of this Agreement, all of which are owned by the Surviving Corporation. The Non-Surviving Corporation has no options or warrants outstanding as of the date of this Agreement; and

         WHEREAS, the registered office of the Surviving Corporation and the Non-Surviving Corporation in the State of Connecticut is care of CT Corporation System, located at One Commercial Plaza, Hartford, Connecticut; and

         WHEREAS, the respective Boards of Directors of the Constituent Corporations desire that the Merger provided for herein be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, the Constituent Corporations do hereby prescribe the terms and conditions of said Merger and mode of carrying the same into effect as follows:


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                  FIRST: On the Effective Date, (as such term is defined
hereinafter), the Non-Surviving Corporation shall merge with and into the Surviving Corporation, and the Surviving Corporation shall be the Surviving corporation in the Merger.

                  SECOND: The Certificate of Incorporation of the Surviving Corporation, as in effect on the Effective Date of the Merger, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

                  THIRD: Each share of Non-Surviving Corporation Common Stock that is issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without further action, cease to exist and all certificates representing such shares shall be cancelled.

                  FOURTH: The terms and conditions of the Merger are as follows:

                      (a) The Bylaws of the Surviving Corporation as they shall exist on the Effective Date shall be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed in accordance with the provisions thereof and the Certificate of Incorporation of the Surviving Corporation.

                      (b) The directors and officers of the Surviving Corporation immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation as of the Effective Date, and shall continue to hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                      (c) The Effective Date of the Merger shall be the date of filing with the Secretary of the State of Connecticut of a Certificate of Merger pursuant to Section 33-819 of the Connecticut Business Corporation Act (the "Effective Date").

                      (d) Upon the Effective Date, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the Non-Surviving Corporation shall be transferred to, vested in and devolved upon the Surviving Corporation without further act or deed and all property rights, and every other interest of the Non-Surviving Corporation shall be as effectively the property of the Surviving Corporation as they were of the Non-Surviving Corporation. All rights of creditors of the Non-Surviving Corporation and all liens upon any property of the Non-Surviving Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Non-Surviving Corporation shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At any time, and from time to time, after the Effective Date, the last acting officers of the Non-Surviving Corporation, or the corresponding officers of the Surviving Corporation, may, in the name of the Non-Surviving Corporation, execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other actions as the Surviving Corporation may deem necessary or desirable in order to vest in the Surviving Corporation title to and possession of any property of the Non-Surviving Corporation acquired or to be acquired


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by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Non-Surviving Corporation or otherwise to take any and all such action.

                  FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Boards of Directors of the Constituent Corporations at any time prior to the date that the certificate of merger is filed with the Office of the Secretary of the State of Connecticut. This Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the date on which the certificate of merger is filed with the Office of the Secretary of the State of Connecticut, provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either Constituent Corporation shall not (i) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (ii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of stock of such Constituent Corporation.

                  SIXTH: This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  SEVENTH: The Surviving Corporation and the Non-Surviving Corporation each agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement the transactions contemplated by this Agreement.

                           (SIGNATURE PAGE TO FOLLOW)


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the Executive Vice President and attested to by the Secretary of the Surviving Corporation and the Non-Surviving Corporation, as of the date first written above.


                                     Atrium Door and Window Company of the
                                     Northeast
ATTEST:                              (a Connecticut corporation)


By:                                  By:
   --------------------------           -----------------------------------
Name:    Eric W. Long                Name:  Jeff L. Hull
Title:   Secretary                   Title: Executive Vice President




                                     Atrium Door and Window Company of
                                     New England, Inc.
ATTEST:                              (a Connecticut corporation)


By:                                  By:
   --------------------------           -----------------------------------
Name:    Eric W. Long                Name:  Jeff L. Hull
Title:   Secretary                   Title: Executive Vice President


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